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                                                                   Exhibit 10.34

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

               REPUBLIC TECHNOLOGIES INTERNATIONAL MARKETING, LLC



                  BAR TECHNOLOGIES INC. ("BARTECH") and REPUBLIC ENGINEERED STEELS, INC. ("RESI") are entering into this Limited Liability Company Agreement (the "AGREEMENT") in connection with the formation of a limited liability company (the "COMPANY").

                  WHEREAS, the Company has been formed pursuant to the provisions of the Delaware Limited Liability Company Act, 6 DEL. C. section 18-101 ET SEQ., as it may be amended from time to time and any successor to such Act (the "ACT"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on January 4, 1999;

                  WHEREAS, BarTech and RESI have endeavored to coordinate their sales and marketing efforts to realize efficiencies through the sharing of their sales and marketing personnel so that the sales and marketing expenses each shall bear through the Company will be less than such expenses would be on a stand-alone basis;

                  WHEREAS, the Boards of Directors of BarTech and RESI have determined that engaging in the joint marketing, advertising, promotion and sales activities described herein will be advantageous to, and in the best interests of, BarTech and RESI, and their respective shareholders and have approved the formation of the Company in connection therewith;

                  WHEREAS, the Boards of Directors of BarTech and RESI (including in each case a majority of the disinterested directors on such Boards) have determined that the terms contained herein are fair and reasonable to their respective companies and are no less favorable to their respective companies than those terms which could have been obtained in a comparable marketing joint venture with a joint venture partner not affiliated with such company.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                               General Provisions
                               ------------------

                  I.1 NAME. The name of the Company shall be Republic Technologies International Marketing, LLC, or such other name as the Members, acting jointly, may from time to time hereafter designate.

                  I.2 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.



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                  I.3 PURPOSE. The Company is formed for the purpose of engaging in the marketing, advertising, promotion and sales activities described herein. The Company shall have the power to engage in all activities and transactions which the Members, acting jointly, deem necessary or advisable in connection with the foregoing; PROVIDED, HOWEVER, that the Company shall not (a) incur, create, assume or permit to exist any indebtedness (except for indebtedness owed to RESI, BarTech or any of their respective subsidiaries under the terms of this Agreement, and except for the Company's guaranty obligations and grant of security interests in favor of certain of RESI's lenders pursuant to that certain Amendment No. 3 to Second Amended and Restated Revolving Credit
Agreement to be entered into among RESI, the Company, BankBoston, N.A. ("BKB"), Bank of America National Trust and Savings Association, Congress Financial Corporation and BKB as agent for the banks thereunder (as so amended and as further amended, restated, modified and in effect from time to time, the RESI Credit Agreement, the lenders party thereto being the "RESI Lenders" and the "RESI Lenders" agent thereunder being the "RESI Agent")), (b) create, incur, assume or permit to exist any lien on any property or assets now owned or hereinafter acquired by it (except for liens created to secure indebtedness owed under, or otherwise created pursuant to the terms of, this Agreement, and except for liens securing its guaranty obligations in favor of the RESI Lenders and the RESI Agent or otherwise created pursuant to the RESI Credit Agreement), or (c) purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, or make or permit to exist any investment or any other interest in, any other person (except for indebtedness of RESI, BarTech or any of their respective subsidiaries arising under the terms of this Agreement and investments consisting of its guaranty obligations in favor of the RESI Lenders and the RESI Agent).

                  I.4 OFFICES.

                  (a) The principal place of business and office of the Company shall be located at, and the Company's business shall be conducted from, such place or places as the Members, acting jointly, may designate from time to time.

                  (b) The registered office of the Company in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Members, acting jointly, may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

                  I.5 TERM. The term of the Company shall commence on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Article VIII of this Agreement and a certificate of cancellation is filed in accordance with the Act.

                                   ARTICLE II

                        Members and Transfer Restrictions
                        ---------------------------------

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                  II.1 MEMBERS. The name and business or residence address of each Member of the Company are as set forth on Schedule A attached hereto. Subject to Sections 1.3 and 6.1 hereof, the business and affairs of the Company shall be managed by the Members, and each Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Each Member is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                  II.2 ASSIGNMENTS OF MEMBERSHIP INTEREST. A Member may not sell, assign or otherwise transfer (collectively, a "TRANSFER") any of its Membership Interest or Voting Interest in the Company or its Economic Allocation to any Person without the written consent of the other Member, which consent may be granted or withheld in its sole and absolute discretion; PROVIDED, HOWEVER, that a Member may pledge its Membership Interest, Voting Interest or Economic Allocation pursuant to any collateral requirements of its lenders (and such lenders may realize upon such pledged Membership Interest, Voting Interest or Economic Allocation) without the consent of the other Member.

                  II.3 RESIGNATION. No Member shall have the right to resign from the Company except with the consent of the other Member and upon such terms and conditions as may be specifically agreed upon between the resigning Member and the other Member. The provisions hereof with respect to distributions upon resignation are exclusive and no Member shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Act or otherwise.

                                   ARTICLE III

                                 Joint Marketing
                                 ---------------

                  III.1 JOINT MARKETING PLAN. Subject to Section 3.6 hereof, during the term hereof, BarTech (on behalf of itself and Bliss & Laughlin Steel Company ("B&L"), but not Canadian Drawn Steel Company Inc.) and RESI (each, a "STEEL PRODUCING MEMBER") agree to (a) market, advertise and promote their respective steel products (collectively, the "STEEL PRODUCTS") to existing and potential customers of the Steel Producing Members (collectively, "PURCHASERS") exclusively through the Company, and (b) sell their respective Steel Products exclusively through the Company (the "JOINT MARKETING PLAN").

                  III.2 ALLOCATION OF PRODUCTION OF STEEL PRODUCTS; PURCHASE ORDERS.(a) During the term hereof, all sales of Steel Products to Purchasers shall be booked at the Company ("COMPANY PURCHASE ORDERS"), and the Company shall allocate the manufacture of Steel Products for delivery to each such Purchaser between BarTech (including B&L) and RESI in accordance with the Allocation Procedures described in Section 3.2(b) hereof. The applicable

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Steel Producing Member with respect to each Steel Product delivered to a
Purchaser pursuant to a Company Purchase Order shall pay the Company a commission equal to 1.1% of the purchase price paid by such Purchaser for such Steel Product (subject to adjustment downward from time to time to reflect the Company's obligations pursuant to Section 3.4 hereto as agreed by the Company and the Steel Producing Members and approved by the respective Boards of Directors of the Steel Producing Members (including at least a majority of the disinterested directors of each such Board)), such amount to be payable by the applicable Steel Producing Member within one business day after the later of (i) receipt by such Steel Producing Member of notice that payment of the purchase price has been received by RESI from such Purchaser and (ii) if such Steel Producing Member is BarTech (including with respect to shipments made by B&L), such Steel Producing Member (or B&L, as applicable) having received payment in full from RESI as and when required by Section 3.2(d).

                  (b) The production of Steel Products sold under Company Purchase Orders shall be allocated between the Steel Producing Members (the "PRODUCTION ALLOCATION") in accordance with written allocation procedures approved by the respective Boards of Directors of the Steel Producing Members (including at least a majority of the disinterested directors of each such Board), such procedures to be attached hereto as ANNEX I and subject to adjustment from time to time as agreed by the Steel Producing Members and approved by their respective Boards of Directors (including at least a majority of the disinterested directors of each such Board) (the "ALLOCATION PROCEDURES"). All allocations of production of Steel Products sold by the Company shall be submitted to the respective Boards of Directors of the Steel Producing Members for their review on a quarterly basis.

                  (c) Each Steel Producing Member shall notify the Company and the other Steel Producing Member at least one business day prior to shipping Steel Products (including, in the case of BarTech, shipments made by B&L) to a Purchaser pursuant to a Company Purchase Order. Immediately upon the shipping by a Steel Producing Member (including in the case of BarTech, shipments made by B&L) of Steel Products to a Purchaser, the account receivable from such Purchaser relating to such Company Purchase Order shall be automatically assigned and transferred by the Company to RESI, and such assignment and transfer shall be deemed to occur without any action by either the Company or RESI and thereafter such account receivable shall be a direct obligation of such Purchaser to RESI (and the Company and, if such shipping Steel Producing Member was BarTech or B&L, BarTech and B&L within one business day following receipt thereof shall remit to RESI all payments received with respect thereto as agent for RESI). In connection with the foregoing, the Company, B&L or BarTech, as applicable, shall immediately (A) forward all wire or other electronic means of payment received from a Purchaser with respect to a receivable that has been assigned and transferred to RESI to the bank account designated by RESI and (B) indorse over to the order of RESI any check or other instruments by their terms payable to the Company, B&L or BarTech, as applicable, received by the Company, B&L or BarTech with respect to a receivable that has been assigned and transferred to RESI and, in the case of a receivable that relates to Steel Products shipped by BarTech or B&L, that has not subsequently been assigned back to BarTech or B&L pursuant to paragraph (e) below. In addition, (i) the Company shall maintain such "lock-box arrangements," and take all other actions necessary and appropriate, to enable RESI to comply with the collateral




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and bank account requirements of its lenders and (ii) RESI shall cause the issuance of one or more irrevocable standby letters of credit for the benefit of the lenders under Bar Tech's credit agreement to support the obligations of RESI to make payments to BarTech and B&L, to enable BarTech to comply with the requirements of its lenders.

                  (d) Immediately upon the shipping by BarTech or B&L of Steel Products to a Purchaser, within one business day after the date of shipment, RESI shall pay to BarTech or B&L, as applicable, as payment in full for BarTech's or B&L's work performed with respect to the manufacture and delivery of Steel Products pursuant to such Company Purchase Order, an amount equal to 99% of the principal amount of the account receivable arising from such shipped Steel Products.

                  (e) In the event that a Purchaser to whom BarTech or B&L has shipped Steel Products pursuant to a Company Purchase Order refuses to accept delivery of such Steel Products or otherwise later rejects such Steel Products on the basis of the quality of such Steel Products or their failure otherwise to conform to the Purchaser's purchase order, and as a result of such refusal or rejection, such Purchaser does not make payment in full for such refused or rejected Steel Products within three business days after BarTech receives notice from RESI or any other person of such refusal or rejection by such Purchaser, then (A) BarTech or B&L, as applicable, at the end of such three business day period shall reimburse to RESI an amount equal to 99% of the principal amount of such receivable (together with interest thereon at the rate paid by RESI under its bank credit facility), and (B) upon such reimbursement by BarTech or B&L, as applicable, such receivable of RESI shall be automatically assigned and transferred by RESI to BarTech or B&L, as applicable, and such assignment and transfer shall be deemed to occur without any action by BarTech, B&L, the Company or RESI and thereafter such receivable shall be a direct obligation of such Purchaser to BarTech or B&L, as applicable; PROVIDED, HOWEVER, that such reimbursement obligation shall be subject to the offset provisions set forth in the final sentence of Section 3.6 hereof.

                  III.3 MARKETING STAFF. During the term hereof, the Company shall maintain a sales force and administrative staff (collectively, the "MARKETING STAFF") and otherwise use its commercially reasonable efforts to market, advertise, promote and sell Steel Products. The Marketing Staff shall be comprised of employees of each Steel Producing Member designated by such Steel Producing Member and agreed to by the other Steel Producing Member and the Company, and each such employee shall be made available to the Company to provide sales, marketing and/or administrative functions for the Company (provided that any such person also may continue to serve as an active employee of such Steel Producing Member). Each member of the Marketing Staff shall remain on the payroll of, and be compensated in all respects solely by, the respective Steel Producing Member who has made such member of the Marketing Staff available to the Company, and in no event shall the Company directly provide any employment compensation to such members of the Marketing Staff. Notwithstanding the foregoing, (i) this Agreement shall in no way affect the employment status of any member of the Marketing Staff or otherwise obligate either of the Steel Producing Members to continue to employ any member of the Marketing Staff on such Steel Producing Member's payroll (whether currently or at any future time) and (ii) in no event shall members of the Marketing Staff be deemed to be


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employees or independent contractors of the Company or any Steel Producing
Member other than the Steel Producing Member employing such person directly.

                  III.4 EXPENSE REIMBURSEMENT. To the extent a Steel Producing Member during the term in which the Joint Marketing Plan remains in effect incurs out-of-pocket expenses on behalf of the Company or otherwise in connection with the joint marketing, advertising, promotion or sales activities contemplated hereby (including cash compensation and other employee benefits of the Marketing Staff attributable to each Marketing Staff member's efforts on behalf of the Company), the Company or the other Steel Producing Member, as the Steel Producing Members shall agree, shall reimburse such Steel Producing Member for all such reasonable expenses promptly following written notice from such Steel Producing Member to the Company of such expenses (including reasonable written documentation of such expenses).

                  III.5 INDEMNIFICATION. The Company shall indemnify, defend and hold harmless each Steel Producing Member and its affiliates (other than the Company) and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, whether joint or several (the "LIABILITIES"), related to, arising out of or in connection with an action, claim, suit, investigation or proceeding (each of the foregoing, an "ACTION") arising out of or otherwise related to the Company or the marketing, advertising, promotional or sales activities contemplated hereby, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such Action is initiated or brought by such Steel Producing Member or its affiliates. The Company shall reimburse any Indemnified Party for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) ("COSTS") as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any Action arising therefrom, whether or not such Indemnified Party is a party thereto. The Company shall not be liable under the foregoing indemnification provisions with respect to any Indemnified Party to the extent that any Liabilities or Costs are determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party or its affiliates (other than the Company or the other Indemnified Party or its affiliates). If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such Indemnified Party or its affiliates (other than the Company or the other Indemnified Party or its affiliates). Notwithstanding anything to the contrary herein, all indemnification obligations of the Company shall survive the termination of the Joint Marketing Plan or of the Company.

                  III.6 SUSPENSION; TERMINATION. Upon written notice to the other Steel Producing Member, either Steel Producing Member (and, in the case of BarTech, the agent for BarTech's lenders, and, in the case of RESI, the RESI Agent) may suspend for a period set forth in such notice (which may be until a further notice revoking such suspension is given) or may terminate the Joint Marketing Plan, in each case at will without penalty (provided that, except as

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otherwise provided herein, the terms of the Joint Marketing Plan shall remain in effect with respect to purchase orders booked prior to delivery of such notice). When a suspension of this Agreement remains in effect or following any termination of this Agreement, in each case pursuant to this Section 3.6, (a) BarTech and B&L shall have the right to offset all amounts then due and payable by RESI to BarTech or B&L under this Agreement against any amounts then due and payable by BarTech or B&L to RESI under this Agreement and (b) RESI shall have the right to offset all amounts then due and payable by BarTech or B&L to RESI under this Agreement against any amounts then due and payable by RESI to BarTech or B&L under this Agreement.


                                   ARTICLE IV

             Capital Contributions, Withdrawals and Capital Accounts
             -------------------------------------------------------

                  IV.1 CAPITAL CONTRIBUTIONS. Members shall make capital contributions to the Company in such amounts and at such times as they shall mutually agree. No Member shall be required to make any capital contributions except as set forth in this Agreement.

                  IV.2 WITHDRAWALS OF CAPITAL ACCOUNTS.

                  (a) No Member shall be entitled to withdraw any amount from its Capital Account (as defined in Section 4.3 hereof) without the consent of the other Member. In the event of the withdrawal of any Member, the withdrawing Member shall not otherwise share in the income, gains and losses of the Membership from and after the valuation date of its Membership Interest and shall not have any other rights under this Agreement other than payment of its Capital Account.

                  (b) The right of any withdrawn Member or its legal representatives to have distributed the Capital Account of such Member is subject to the provision for all Company liabilities in accordance with section 18-607 of the Act, and for estimates for contingencies and expenses. The unused portion of any such estimates shall be distributed after the need therefor shall have ceased.

                  IV.3 CAPITAL ACCOUNTS.

                  (a) The Company shall maintain for each Member a separate capital account (a "CAPITAL ACCOUNT") in accordance with the capital accounting rules of section 704(b) of the Internal Revenue Code of 1986, (the "CODE"), and the Income Tax Regulations thereunder (including particularly section 1.704-l(b)(2)(iv) of the Income Tax Regulations).

                  (b) Pursuant to such capital accounting rules, a Member's Capital Account shall be (i) increased by the amount of money and the fair market value (as determined by the mutual agreement of the Members) of other property (net of liabilities secured by such contributed property that the Company is considered to take subject to or assume under section 752 of the


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Code) contributed by the Member to the Company and allocations to the Member of
Company Profit pursuant to Section 5.1 hereof and any items of income and gain and (ii) decreased by the amount of money and the fair market value (as determined by the mutual agreement of the Members) of other property distributed (net of liabilities secured by such distributed property that the Member is considered to take subject to or assume under section 752 of the Code) to the Member by the Company and allocations to the Member of Company Loss pursuant to
Section 5.1 hereof and any items of loss or deduction.

                  (c) The Members shall direct the Company's accountant to make all necessary adjustments in each Member's Capital Account as required by the rules of section 704(b) of the Code and the Income Tax Regulations thereunder.

                  (d) The following definitions shall apply for purposes of this
Section 4.3:

                  "CARRYING VALUE" shall mean, with respect to any Company asset, the asset's adjusted basis for federal income tax purposes, except that the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in section 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations, except as otherwise provided herein, as of: (i) the date of the acquisition of any interest by any new or existing Member in exchange for more than a DE MINIMIS capital contribution; and
(ii) the date of the distribution of more than a DE MINIMIS amount of Company property to a Member in respect of its Membership Interest. The Carrying Value of any Company asset distributed to any Member shall be adjusted immediately prior to such distribution to equal its fair market value and depreciation shall be calculated by reference to Carrying Value, instead of tax basin once Carrying Value differs from tax basis. The Carrying Value of any asset contributed by a Member to the Company will be the fair market value of the asset at the date of its contribution thereto, as determined by the mutual agreement of the Members.

                  "PROFIT AND LOSS" shall mean for each fiscal year or other period, the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Section 5.1 shall not be taken into account in computing such taxable income or loss; (ii) any income of the Company that is exempt from federal income taxation and not otherwise taken into account in computing Profit and Loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (v) except for items in (i) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profit and Loss pursuant to this definition shall be treated as deductible items.

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                  IV.4 INTEREST ON CAPITAL ACCOUNTS. No interest shall be paid on or with respect to the capital contributions or Capital Account of any of the Members, except as otherwise provided herein.

                                    ARTICLE V

                      PROFITS AND LOSSES AND DISTRIBUTIONS

                  V.1 ALLOCATION OF PROFITS AND LOSSES BETWEEN THE PARTNERS. The Company's total income, gain, loss, deduction or credit (or items thereof) which total shall be as shown on the annual federal income tax return prepared by the Company's accountants or as finally determined by the Internal Revenue Service or the courts, and as modified by the capital accounting rules of section 704(b) of the Code and the Income Tax Regulations thereunder as implemented by Section
4.3 hereof, as applicable, shall be allocated among the Members in proportion to their total Production Allocations to such date (the "ECONOMIC ALLOCATIONS"). The initial Economic Allocations of the Members are as set forth on SCHEDULE A hereof. The Economic Allocations shall be adjusted to account for all Production Allocations to date at the end of each quarter or any such other period or date as the Members shall decide.

                  V.2 DISTRIBUTIONS. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the mutual agreement of the Members and such distributions shall be made to the Members solely in proportion to their Economic Allocations. Any other provision of this Agreement to the contrary notwithstanding, no distribution shall be made which would render the Company insolvent or which is prohibited by the terms of any Company or Member indebtedness or by the Act.


                                   ARTICLE VI

                                   Management
                                   ----------

                  VI.1 MANAGEMENT OF THE COMPANY. Any action to be taken by the Company shall require the affirmative consent of at least fifty-one percent (51.0%) of the Voting Interests of the Members as set forth on SCHEDULE A hereof. Any action so approved may be taken by either Member on behalf of the Company and any action so taken shall bind the Company.

                  VI.2 OFFICERS. The Company may employ and retain persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Members), including employees and agents who may be designated as officers with titles, including, but not limited to, "chairman," "chief executive officer," "president," "vice president," "treasurer," "secretary," "managing director," "chief financial officer," "assistant treasurer" and "assistant secretary" as and to the extent authorized by the Members, acting jointly.

                                   ARTICLE VII

                           Tax and Accounting Matters
                           --------------------------

                  VII.1 FILING OF TAX RETURNS. A Member (as determined by the mutual agreement of the Members), at the expense of the Company, shall prepare and file, or cause the accountants of the Company to prepare, submit to the Members for joint approval and thereafter file, all required tax returns including a federal information tax return in compliance with section 6031 of the Code and any required state and local tax and information returns for each tax year of the Company.

                  VII.2 TAX REPORTS TO CURRENT AND FORMER MEMBERS. The Members will receive unaudited quarterly progress reports on the Company within sixty
(60) days of the end of the first three fiscal quarters. Within ninety (90) days of the end of each fiscal year, the Company shall prepare and mail, or cause its accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or its legal representatives), a report setting forth in sufficient detail such information as is required to be furnished to partners by law (e.g., section 6031(b) of the Code and the regulations thereunder) and as shall enable such Member or former Member (or its legal representatives) to prepare their respective federal and state income tax or informational returns in accordance with the laws, rules and regulations then prevailing and any information necessary for such Member to calculate the fair market value of its Membership Interest (as determined by the mutual agreement of the Members).

                  VII.3 BOOKS AND RECORDS; INDEPENDENT AUDIT; PROGRESS REPORTS. Complete books and records accurately reflecting the accounts, business and transactions of the Company and Members of the Company shall be maintained and kept by a Member (as determined by the mutual agreement of the Members) at the Company's principal place of business. The books and records of the Company shall be open at reasonable business hours on prior appointment for inspection and copying by the Members.

                  VII.4 FISCAL YEAR. Except as may otherwise be required by the federal tax laws or jointly agreed by the Members, the fiscal year of the Company for both financial and tax reporting purposes shall end on December 31.

                  VII.5 METHOD OF ACCOUNTING. The books and accounts of the Company shall be maintained using the accrual method of accounting for financial reporting purposes and for tax purposes. Those documents relating to allocation of items of Company income, gain, loss, deduction or credit and Capital Accounts shall be kept under federal income tax accounting principles as provided herein.

                  VII.6 TAX MATTERS MEMBER. The Members, by mutual agreement shall designate a Member to duly discharge the duties of, the Tax Matters Partner of the Company, as that term is defined in section 6231(a)(7) of the Code (such Member, the "TAX MATTERS MEMBER"). The Tax Matters Member shall at all times assure that each Member is a Notice Partner (as defined in section 6231(a)(8) of the Code) with respect to the Company. The Tax Matters Member shall promptly (immediately by telephone and then by personal delivery within two (2) business days of notification or receipt of notice) (a) notify the Members of any audit or other tax matter which is brought to the attention of the Tax Matters Member, by notice from the Internal Revenue Service, and (b) forward to all Members copies of any notices, correspondence, reports or other instruments, communications or documents received by the Tax Matters Member in connection therewith. The Tax Matters Member shall not perform any nonministerial act pursuant to this provision unless such act has been approved in writing by the Members. Without limitation of the preceding sentence, the Tax Matters Member, unless so approved by the Members, shall not have the right (i) to extend any statute of limitations or any period of limitations with respect to the Company or any Member in any matter; (ii) to agree on behalf of itself or others to any settlement of any alleged tax deficiency or other tax matter, or to any adjustment of taxable income or loss or any item included therein, affecting the Company or any Member; (iii) to file any petition for judicial review, or any other judicial proceeding, with respect to the Company or any Member in any tax matter; or (iv) to file any requests for administrative review of adjustment, or other administrative relief, on behalf of the Company or any Member in any tax matter.

                                  ARTICLE VIII

                             Dissolution of Company
                             ----------------------

                  VIII.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

                  (a)      December 31, 2020;

                  (b) Upon a determination in writing by either Member, with the approval of its Board of Directors (including at least a majority of the disinterested directors), to dissolve the Company (provided that the Company shall survive until the final disposition of all purchase orders booked prior to the Company's receipt of such determination); or

                  (c) Upon the occurrence of an event causing a dissolution of the Company under Section 18-801 of the Act, except the Company shall not be dissolved upon the occurrence of an event that terminates the continued membership of a Member if (i) at the time of the occurrence of such event there are at least two Members of the Company, or (ii) within ninety (90) days after the occurrence of such event, all remaining Members agrees in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of one or more additional Members.

                  VIII.2 DISTRIBUTION OF ASSETS UPON DISSOLUTION. Upon the dissolution and winding up of the affairs of the Company, the assets of the Company shall be distributed as provided in Section 18-804 of the Act.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

                  IX.1 RESOLUTION OF DISPUTES. In the event of any dispute between the Members hereunder, including, without limitation, disputes as to allocation of production of Steel Products pursuant to Section 3.2(c) or reimbursement of reasonable expenses pursuant to Section 3.4, the disputing Members shall negotiate in good faith a resolution to the dispute for a period of no less than 30 days after delivery of a written notice of dispute by a Member to another Member (such notice to include a summary description of the dispute and a proposed resolution). In the event that the Members are unable to resolve such dispute within the 30 day negotiation period, a disputing Member may submit the dispute to binding arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA") then in effect. Unless otherwise agreed by the disputing Members, the dispute shall be resolved by the AAA within thirty (30) days of submission, and the AAA shall be informed of the thirty (30) day resolution requirement when the initial submission is made to the AAA. Judgment on the award may be entered in any court having jurisdiction. The location of the arbitration proceeding shall be in the greater metropolitan area of New York, New York.

                  IX.2 AMENDMENTS. This Agreement may be amended only upon the written consent of both Members.

                  IX.3 NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights in favor of any person not a party to this Agreement.

                  IX.4 FURTHER ASSURANCES. Each of the Members, B&L and the Company shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that any agent for the lenders of BarTech or RESI may reasonably request, in order to grant, preserve, protect and perfect the validity and first priority of the security interests under the respective credit agreements of BarTech and RESI or to perfect any transfer or assignment of accounts receivable under this Agreement (including, without limitation, the rights of (a) RESI and the RESI Lenders and/or the RESI Agent in any accounts receivable assigned and transferred by BarTech, B&L or the Company to RESI and
(b) BarTech, B&L and BarTech's lenders in any accounts receivable assigned and transferred by RESI to BarTech or B&L). Each of the Members and the Company agrees to provide such evidence as any lender of BarTech, agent of the lenders of BarTech, RESI Lenders and/or the RESI Agent shall reasonably request as to the perfection and priority status of any such security interests.

                  IX.5 MISCELLANEOUS. The Members shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, provided that the enforceability and effectiveness of the assignment and transfer of receivables pursuant to the second sentence of Section 3.2(c) and pursuant to Section 3.2(e) shall be governed by the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of March 1, 1999.



                                       BAR TECHNOLOGIES INC.



                                       By: /s/ Thomas N. Tyrrell
                                          ----------------------
                                          Name: Thomas N. Tyrrell
                                          Title: Chief Executive Officer

                                       REPUBLIC ENGINEERED STEELS, INC.



                                       By: /s/ Thomas N. Tyrrell
                                          ----------------------
                                          Name: Thomas N. Tyrrell
                                          Title: Chief Executive Officer

                                   SCHEDULE A



Name and Address of Members         Membership/Voting Interests        Initial Economic Allocations
---------------------------         ---------------------------        ----------------------------

BAR TECHNOLOGIES INC.                       50%                                         33_%
3770 Embassy Parkway
Akron, Ohio 44333-8367

REPUBLIC ENGINEERED STEELS, INC.            50%                                         66_%
3770 Embassy Parkway
Akron, Ohio 44333-8367


                                     ANNEX I


                              ALLOCATION PROCEDURES

Attached hereto.